CSFB 2004-AR02 Available Funds Cap

Note: Floating Rate Bonds will be subject to an [11.00%] hard cap.

Period	Distribution Date	Day Count	Available Funds Cap	Available Funds Cap	Period	Distribution Date	Day Count	Available Funds Cap	Available Funds Cap
			30/360	Act/360				30/360	Act/360

1	25-Mar-04	29	6.1513	6.3634	43	25-Sep-07	31	9.9166	9.5967
2	25-Apr-04	31	6.1513	5.9529	44	25-Oct-07	30	9.9326	9.9326
3	25-May-04	30	6.1513	6.1513	45	25-Nov-07	31	9.9552	9.6341
4	25-Jun-04	31	6.1513	5.9529	46	25-Dec-07	30	10.0141	10.0141
5	25-Jul-04	30	6.1513	6.1513	47	25-Jan-08	31	10.2440	9.9135
6	25-Aug-04	31	6.1513	5.9529	48	25-Feb-08	31	10.3273	9.9942
7	25-Sep-04	31	6.1513	5.9529	49	25-Mar-08	29	10.3289	10.6850
8	25-Oct-04	30	6.1513	6.1513	50	25-Apr-08	31	10.3357	10.0023
9	25-Nov-04	31	6.1513	5.9529	51	25-May-08	30	10.3458	10.3458
10	25-Dec-04	30	6.1542	6.1542	52	25-Jun-08	31	10.3841	10.0492
11	25-Jan-05	31	6.1542	5.9556	53	25-Jul-08	30	10.5161	10.5161
12	25-Feb-05	31	6.1542	5.9556	54	25-Aug-08	31	10.5331	10.1933
13	25-Mar-05	28	6.1542	6.5938	55	25-Sep-08	31	10.5333	10.1936
14	25-Apr-05	31	6.1542	5.9557	56	25-Oct-08	30	10.5629	10.5629
15	25-May-05	30	6.1542	6.1542	57	25-Nov-08	31	10.6101	10.2678
16	25-Jun-05	31	6.1551	5.9566	58	25-Dec-08	30	10.6747	10.6747
17	25-Jul-05	30	6.1551	6.1551	59	25-Jan-09	31	11.1529	10.7932
18	25-Aug-05	31	6.1645	5.9656	60	25-Feb-09	31	11.5362	11.1641
19	25-Sep-05	31	6.1804	5.9810	61	25-Mar-09	28	11.5363	12.3603
20	25-Oct-05	30	6.2249	6.2249	62	25-Apr-09	31	11.5363	11.1642
21	25-Nov-05	31	6.2633	6.0613	63	25-May-09	30	11.5364	11.5364
22	25-Dec-05	30	6.4236	6.4236	64	25-Jun-09	31	11.5391	11.1669
23	25-Jan-06	31	7.1732	6.9418	65	25-Jul-09	30	11.5392	11.5392
24	25-Feb-06	31	7.6158	7.3701	66	25-Aug-09	31	11.5393	11.1671
25	25-Mar-06	28	7.6211	8.1655	67	25-Sep-09	31	11.5394	11.1671
26	25-Apr-06	31	7.6376	7.3912	68	25-Oct-09	30	11.5394	11.5394
27	25-May-06	30	7.6536	7.6536	69	25-Nov-09	31	11.5395	11.1673
28	25-Jun-06	31	7.7119	7.4632	70	25-Dec-09	30	11.5396	11.5396
29	25-Jul-06	30	8.0020	8.0020	71	25-Jan-10	31	11.5397	11.1674
30	25-Aug-06	31	8.1569	7.8938	72	25-Feb-10	31	11.5398	11.1675
31	25-Sep-06	31	8.1776	7.9138	73	25-Mar-10	28	11.5398	12.3641
32	25-Oct-06	30	8.2250	8.2250	74	25-Apr-10	31	11.5399	11.1677
33	25-Nov-06	31	8.2697	8.0029	75	25-May-10	30	11.5400	11.5400
34	25-Dec-06	30	8.4640	8.4640	76	25-Jun-10	31	11.5401	11.1678
35	25-Jan-07	31	9.0611	8.7688	77	25-Jul-10	30	11.5402	11.5402
36	25-Feb-07	31	9.4961	9.1898	78	25-Aug-10	31	11.5402	11.1680
37	25-Mar-07	28	9.5051	10.1841	79	25-Sep-10	31	11.5403	11.1681
38	25-Apr-07	31	9.5212	9.2140	80	25-Oct-10	30	11.5404	11.5404
39	25-May-07	30	9.5413	9.5413	81	25-Nov-10	31	11.5405	11.1682
40	25-Jun-07	31	9.6016	9.2919	82	25-Dec-10	30	11.5406	11.5406
41	25-Jul-07	30	9.8295	9.8295	83	25-Jan-11	31	11.5407	11.1684
42	25-Aug-07	31	9.9098	9.5901	84	25-Feb-11	31	11.5407	11.1685

* Assumes each underlying Collateral index instantaneously to 20.00% and all collateral pays at 30% CPR.

** Adjusted to an Actual/360 Basis assuming payments are made on the dates indicated.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston LLC makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur.  Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.